UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2024

B. RILEY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Suite 800

Los Angeles, CA 90025

310-966-1444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 6.875% Series A Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYP	Nasdaq Global Market
Depositary Shares, each representing a 1/1000th fractional interest in a 7.375% share of Series B Cumulative Perpetual Preferred Stock	RILYL	Nasdaq Global Market
6.75% Senior Notes due 2024	RILYO	Nasdaq Global Market
6.375% Senior Notes due 2025	RILYM	Nasdaq Global Market
5.00% Senior Notes due 2026	RILYG	Nasdaq Global Market
5.50% Senior Notes due 2026	RILYK	Nasdaq Global Market
6.50% Senior Notes due 2026	RILYN	Nasdaq Global Market
5.25% Senior Notes due 2028	RILYZ	Nasdaq Global Market
6.00% Senior Notes due 2028	RILYT	Nasdaq Global Market

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On April 24, 2024, B. Riley Financial, Inc. (the “Company”) issued a press release announcing the filing of its 2023 Annual Report on Form 10-K and providing certain financial information related to the year and quarter ended December 31, 2023. In addition, the press released disclosed that, as referenced in the Company’s 2023 Annual Report, the Audit Committee of the Company’s Board of Directors engaged Winston & Strawn LLP as independent counsel to assist the Audit Committee in conducting an investigation of the historical relationship between the Company (and its affiliates) and Brian Kahn (and his affiliates) as well as certain related allegations asserted against the Company by certain short sellers. The results of the independent investigation confirmed that the Company and its executives had no involvement with, or knowledge of, any of the alleged misconduct concerning Mr. Kahn or any of his affiliates. This independent investigation was conducted subsequent to the Company’s February 22, 2024 disclosure of the internal review performed with the assistance of Sullivan & Cromwell LLP as outside counsel.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

Additionally, on April 24, 2024, in conjunction with the press release described above, the Company posted to its website at https://ir.brileyfin.com, certain supplemental financial information for the fourth quarter ended December 31, 2023. A copy of the information is attached hereto as Exhibit 99.2.

The Company also intends to amend its August 21, 2023 Current Report on Form 8-K filed with the SEC in connection with the closing of its investment in Franchise Group, Inc. (“FRG”), which amended Form 8-K will include the filing of FRG’s statements of operations for the year and six months ended December 31, 2022 and June 30, 2023, respectively, and balance sheet as of June 30, 2023, as well as related Company pro forma financials. Those FRG financial statements were filed by FRG with the SEC in its 2022 Annual Report on Form 10-K and its June 30, 2023 Quarterly Report on Form 10-Q, respectively, and are available at the SEC’s website at www.sec.gov. Due to the successful sales by FRG of its Badcock and Sylvan Learning businesses in December 2023 and February 2024, respectively, however, FRG is in the process of preparing those financials in accordance with GAAP to recast the Badcock and Sylvan Learning businesses as discontinued operations. Accordingly, the Company anticipates filing the amended Form 8-K to include such financial statements in the near term.

The information set forth in this Current Report, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report, including Exhibits 99.1 and 99.2 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 24, 2024
99.2	Fourth Quarter 2023 Supplemental Financial Data dated April 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B. Riley Financial, Inc.

By:	/s/ Phillip J. Ahn
Name:	Phillip J. Ahn
Title:	Chief Financial Officer and Chief Operating Officer

Date: April 24, 2024

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